                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        LIBERTY HOMES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                              LIBERTY HOMES, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1998

                            ------------------------

To the Shareholders:

    The Annual Meeting of Shareholders of Liberty Homes, Inc. will be held at the Goshen Inn, U.S. Highway 33 East, Goshen, Indiana, on Thursday, April 23, 1998 at 9:00 AM., Eastern Standard Time, for the following purposes:

    (1) To elect five directors for the ensuing year.

    (2) To transact such other business as may properly come before the meeting.

    All shareholders of record at the close of business on March 27, 1998 are entitled to notice of the Annual Meeting. ONLY SHAREHOLDERS OF CLASS B COMMON STOCK ARE ENTITLED TO VOTE AT THE ANNUAL MEETING IN PERSON OR BY DULY AUTHORIZED PROXY.

    Accompanying this notice is a copy of the Company's annual report for the year 1997.

                                          By Order of the Board of Directors

                                          Edward Joseph Hussey
                                          SECRETARY

Goshen, Indiana
March 31, 1998

                                   IMPORTANT

 Liberty Homes, Inc. invites each of its shareholders to attend the Annual Meeting. If you are a shareholder of Class B Common Stock and are unable to be present at the meeting, it is important that you, whether you are the owner of one or more shares of Class B Common Stock, sign and return the enclosed proxy. An envelope on which postage will be paid by the Company is enclosed for that purpose. Returning your executed proxy will make certain that you are represented at the Annual Meeting. Your cooperation will be appreciated.

                              LIBERTY HOMES, INC.
                        PO BOX 35, GOSHEN, INDIANA 46527

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1998

                            ------------------------

                            SOLICITATION OF PROXIES

    This proxy statement is furnished to the shareholders of Liberty Homes, Inc., an Indiana corporation (the "Company"), in connection with a solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on April 23, 1998 at 9:00 AM. (Eastern Standard Time), or any adjournment thereof (the "Annual Meeting"). Proxies so given may be revoked at any time prior to the voting thereof by giving written notice to the Secretary of the Company or at the meeting by voting by ballot and thereby canceling any proxies previously returned. Proxies will be solicited by mail and proxy soliciting material will be furnished to brokerage houses, custodians, nominees and fiduciaries upon request for forwarding to the beneficial owners of the Company's Class B Common Stock, $1.00 par value (the "Class B Common Stock"), held of record by such persons. The cost of solicitation will be borne by the Company. This proxy statement and enclosed proxy card are being sent to shareholders on or about March 31, 1998.

                      SHARES OUTSTANDING AND VOTING RIGHTS

    The Company has authorized and outstanding two classes of Common Stock: the Class A Common Stock, $1.00 par value and the Class B Common Stock, $1.00 par value. All shares of Class A Common Stock are non-voting securities. ONLY HOLDERS OF CLASS B COMMON STOCK ARE ENTITLED TO VOTE. The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of shareholders entitled to notice of and/or to vote at the Annual Meeting. On that date, the Company had outstanding 2,257,096 shares of Class A Common Stock and 1,730,759 shares of Class B Common Stock. Each share of Class B Common Stock entitles its holder to one vote, executed in person or by properly executed proxy on each matter to be considered at the Annual Meeting. THE HOLDERS OF CLASS A COMMON STOCK ARE ONLY ENTITLED TO NOTICE OF THE ANNUAL MEETING AND CANNOT VOTE ON ANY OF THE MATTERS DESCRIBED HEREIN.

    The following table sets forth the beneficial ownership of the only persons known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities.

                                                                                    NUMBER OF
                                                                                     SHARES
                                                 NAME OF ADDRESS OF BENEFICIAL     BENEFICIALLY  PERCENT
TITLE OF CLASS                                               OWNER                    OWNED     OF CLASS
---------------------------------------------  ----------------------------------  -----------  ---------
Class B Common Stock.........................  Hussey Investments L.P.                880,881       50.9%
                                               an Indiana limited partnership
                                               Edward J. Hussey(1)
                                               Edward Joseph Hussey(2)
                                               Michael F. Hussey(2)
                                               John P. Hussey(2)
                                               Nancy A. Parrish(2)
                                               P.O. Box 35
                                               Goshen, IN 46527

------------------------

(1) Edward J. Hussey is a limited partner in Hussey Investments L.P. and accordingly has a pecuniary interest in the shares of Class B Common Stock owned by Hussey Investments L.P. Edward J. Hussey has no voting or investment power over such shares and accordingly disclaims beneficial ownership of such shares.

(2) Edward Joseph Hussey, Michael F. Hussey, John P. Hussey and Nancy A. Parrish are the general partners of Hussey Investments L.P. and accordingly share voting and investment control over the shares of Class B Common Stock owned by that limited partnership.

                          FILINGS UNDER SECTION 16(a)

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Directors, executive officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they filed.

    Based solely upon a review of the copies of these forms furnished to the Company and representations from certain reporting persons that no Forms 5 were required, the Company believes that during 1997 all Directors, executive officers and greater than 10% beneficial owners complied with all applicable filing requirements.

                             ELECTION OF DIRECTORS

    Under the By-Laws of the Company, five directors are to be elected at the Annual Meeting to hold office for the ensuing year or until their successors are elected and qualified. Directors will be elected by plurality of the votes cast. It is the present intention of the persons named in the accompanying proxy to vote such proxy for the election of the persons named in the following table. If, on account of death or unforeseen contingencies, any of the nominees designated in the table shall not be available for election, the persons named in the accompanying proxy reserve the right to vote such proxy for such other person or persons as they shall determine.

    The persons named in the following table have been nominated by the Board of Directors for election at the Annual Meeting. All are presently directors of the Company. Except as otherwise indicated below, the business address of each of the directors of the Company is PO Box 35, Goshen, Indiana 46527. The following table sets forth certain other information with respect to each nominee.

                                                               CLASS A COMMON STOCK
                                                               BENEFICIALLY OWNED AS  CLASS B COMMON STOCK
                                                                 OF MARCH 27, 1998    BENEFICIALLY OWNED AS
                                                                    (PERCENT OF         OF MARCH 27, 1998
                                                                   CLASS)(1)(2)       (PERCENT OF CLASS)(2)
                                                               ---------------------  ---------------------
NAME
-------------------------------------------------------------
EDWARD J. HUSSEY, age 80, has been President and a Director
  of the Company (or its predecessors) since 1960, and is the
  father of Edward Joseph Hussey and Michael F. Hussey.(3)...     385,219    (17.1%)         -0-      (-0-)

EDWARD JOSEPH HUSSEY, age 50, has been Vice
  President-Secretary of the Company since 1985 and has been a Director of the Company since 1981. Since 1975 he has
  been associated with the law firm of Hodges & Davis PC,
  where he currently is a shareholder. He is a son of Edward
  J. Hussey.(4)(5)(6)........................................     891,400    (39.5%)     945,653    (54.6%)

DAVID M. HUFFINE, age 49, has been President of I.M. Homes,
  Inc., since 1997. Prior thereto, he was President of Sky
  View Homes, Inc., Chairman of the Board of Rampart
  Investigations, and Senior Vice President of Calumet
  Securities Corporation. He has been a Director of the
  Company since 1988.(7).....................................         -0-      (-0-)         -0-      (-0-)

MICHAEL F. HUSSEY, age 41, has been Vice President-Finance
  and Assistant Secretary since 1984 and has been employed by the Company since 1980. He has been a Director of the
  Company since 1988. He is a son of Edward J.
  Hussey.(5)(6)..............................................     890,835    (39.5%)     945,088    (54.6%)

MITCHELL DAY, age 42, has been President of Day Equipment
  Corporation, since 1984. Prior thereto, he was a Vice
  President with the same corporation. He has been a Director
  of the Company since 1995..................................         -0-      (-0-)         -0-      (-0-)

All Directors and Officers as a group........................   1,300,454    (57.6%)   1,009,860    (58.3%)

------------------------

(1) All shares of Class A Common Stock are non-voting securities.

(2) Each individual director and officer has sole investment power with respect to the shares of Class A Common Stock and except as noted in footnote (5), has sole voting and investment power with respect to the shares of Class B Common Stock, owned by them and included in the table.

(3) Edward J. Hussey is a limited partner in Hussey Investments L.P. an Indiana limited partnership which owns shares of Class B Common Stock. He also is a limited partner in Hussey Endeavors LP, an

    Indiana limited partnership which owns Class A Common Stock. Edward J. Hussey disclaims beneficial ownership of all such shares.

(4) The Company uses the services of Edward Joseph Hussey's law firm in various matters related to its business. During 1997, the Company paid $13,366 for such services.

(5) Includes 880,881 shares of Class B Common Stock owned by Hussey Investments L.P, an Indiana limited partnership. Edward Joseph Hussey and Michael F. Hussey are general partners of Hussey Investments L.P, and as such, share with the other general partners voting and investment control over the shares of Class B Common Stock owned by that partnership.

(6) Includes 868,000 shares of Class A Common Stock owned by Hussey Endeavors LP, an Indiana limited partnership. Edward Joseph Hussey and Michael F. Hussey are general partners of Hussey Endeavors LP, and as such, share with the other general partners investment control over the shares of Class A Common Stock owned by that partnership.

(7) During 1997, The Company sold $1,277,931 of its product in arms length transactions to I.M. Homes, Inc.

    The Board of Directors of the Company held four meetings during 1997. Mr. Day and Mr. Huffine attended in person fewer than 75% of these meetings. However, the actions taken by the Board in their absence were reviewed with Mr. Day and Mr. Huffine over the telephone and in all cases Mr. Day and Mr. Huffine concurred in the actions taken.

    The Board of Directors has an Audit Committee consisting of Mr. Day, Mr. Huffine and Michael F. Hussey. The Audit Committee met once during 1997.

    The Company does not have any other committees of the Board (including nominating and compensation committees or committees performing similar functions).

    The Company does not pay fees to members of the Board of Directors for serving in such capacity.

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995, of those persons who were, (i) at any time during the last completed fiscal year, the chief executive officer and (ii) the other four most highly compensated executive officers of the Company as of December 31, 1997 (the named officers):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                               ANNUAL COMPENSATION          --------------------
                                        ---------------------------------    STOCK     LONG TERM     ALL
                                                            OTHER ANNUAL    OPTIONS    INCENTIVE    OTHER
NAME & PRINCIPAL POSITION         YEAR   SALARY   BONUS(1)      COMP.       & AWARDS    PAYOUTS    COMP(2)
--------------------------------  ----  --------  --------  -------------   --------   ---------   -------
Edward J. Hussey................  1997  $240,000  $344,000     --             --         --          --
Chairman & President              1996   240,000   442,000     --             --         --          --
                                  1995   240,000   454,400     --             --         --          --

Edward Jos Hussey...............  1997   114,400   258,640     --             --         --        $17,341
VP & Sec                          1996   104,000   273,200     --             --         --         13,086
                                  1995    83,200   253,192     --             --         --          9,250

Michael F. Hussey...............  1997   114,400   258,640     --             --         --         17,341
VP-Finance                        1996   104,000   273,200     --             --         --         13,086
                                  1995    83,200   253,192     --             --         --          9,250

Marc A. Dosmann.................  1997    68,900    56,340     --             --         --          --
VP & CFO                          1996    66,300    68,040     --             --         --          --
                                  1995    52,800    70,968     --             --         --          --

Bruce A. McMillan...............  1997    68,900    51,340     --             --         --          --
VP-Sales                          1996    66,300    63,040     --             --         --          --
                                  1995    62,400    76,144     --             --         --          --

------------------------

(1) Includes amounts awarded under the Company's key employee bonus plan (described below) for the respective fiscal years even if deferred, as well as discretionary bonuses.

(2) Amount represents the time value calculated on the annual life insurance premiums paid by the Company for the respective trusts in accordance with the split dollar insurance plan described below. The time value was calculated using the effective interest rate method over 6 years, at a discount rate of 7%. The premiums paid by the Company are to be repaid by the trusts upon the death of the insureds or the termination of the policies by the trusts.

EMPLOYMENT CONTRACTS

    The services of Edward Joseph Hussey and Michael F. Hussey as executive officers of the Company are provided under employment agreements dated September 14, 1993. Both employment agreements are on an "at-will" basis terminable at any time by the Company or the executive and provide for a base salary determined and reviewed by the Company at least annually, the same types of benefits accorded to other executives of the Company and for continuance of a split dollar insurance plan during the period of employment and thereafter on specified conditions. If termination of employment results from death, the deceased executive's legal representative will be entitled to receive the earned obligations under the employment agreements, including (i) full base salary through the end of the then current fiscal year, (ii) any incentive payments for the last fiscal year, and (iii) any previously deferred compensation (such earned obligations, including those described in items (i) (ii) and (iii) are referred to as "Accrued Obligations") and the split dollar insurance plan will continue for the benefit of the executive's legal representative or designated beneficiary. If termination of employment results from the executive's disability or retirement, the executive will receive the Accrued Obligations and the split dollar insurance plan shall be continued for the benefit of the executive or the executive's legal representative or designated beneficiary. If employment is terminated for any reason other than death, disability or retirement, the executive will have no further rights under the employment agreement nor to any benefits under the split dollar insurance plan.

SPLIT DOLLAR INSURANCE PLAN

    The Company is a party to split dollar insurance plans effective June 11, 1993, which provide additional compensation to Edward Joseph Hussey and to Michael F. Hussey in the form of cash compensation and in assisting certain trusts established by them to pay premiums on certain policies of life insurance owned by the trusts. Under the split dollar insurance plans the Company and the trusts each pay part of the premium for those insurance policies. Upon the death of the insureds, each trust has agreed to pay the Company an amount equal to all premium payments made by the Company. Upon termination of either of the split dollar insurance plans by the respective trust's surrender of the insurance policy, delivery of notice of termination to the Company or failure to make a required premium contribution, each trust has agreed to pay to the Company the cash surrender value of the insurance policy, but not more than an amount equal to all premium payments made by the Company relating to that policy.

COMPENSATION PRINCIPLES

    The foundation of the executive compensation program is based on beliefs and guiding principles designed to align compensation with business strategy, company values and management initiatives. The program:

    -- Integrates compensation programs with both the company's annual and longer-term strategic planning and measurement processes.

    -- Supports a performance-oriented environment that rewards performance not only with respect to company goals but also company performance as compared to that of industry performance levels.

    -- Attracts and retains key executives critical to the long-term success of the company.

KEY EMPLOYEE BONUS PLAN

    The Company's key employee bonus plan covers all key employees, including all executive officers, of the Company. Participants are eligible to receive a bonus established as a percentage of their base salary, which percentage may depend upon the extent to which certain financial results are attained. Bonuses are determined quarterly, on a cumulative basis, for each calendar year. Each participant receives part of his bonus payment at the time the Company's earnings reports for the applicable quarter are released to the public. The balance of a participant's bonus is paid at the time the Company's annual earnings are released to the public. Payments are made only if such participant is employed by the Company on that date. Amounts paid and accrued under the Key Employee Bonus Plan during 1997 are included in the compensation table above.

                   SHAREOWNER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Class A and Class B Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Home Construction Index for the period of five fiscal years ending December 31, 1997.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               LIBERTY HOMES, INC., DOW JONES EQUITY MARKET INDEX
                     AND DOW JONES HOME CONSTRUCTION INDEX
                         FISCAL YEAR ENDING DECEMBER 31

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CLASS A COMMON STOCK    CLASS B COMMON STOCK   DOW JONES EQUITY INDEX   DOW JONES HOME CONSTRUCTION INDEX
1992                          100                     100                      100                                 100
1993                          128                     125                      110                                 127
1994                          130                     122                      111                                  87
1995                          180                     170                      152                                 129
1996                          196                     185                      188                                 124
1997                          129                     152                      251                                 191

Assuming that the value of the investment in Liberty Homes, Inc. Class A and Class B Common Stock and each index was $100 on December 31, 1992 and all dividends were reinvested.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The accounting firm of Crowe Chizek and Company LLP served as the Company's independent public accountants for the fiscal year ended December 31, 1997. It is presently intended that Crowe Chizek and Company LLP will serve as the Company's accountants for the fiscal year ending December 31, 1998. It is anticipated that a representative of Crowe Chizek and Company LLP will be present at the Annual

Meeting and will be given the opportunity to make a statement if desired and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Any shareholder who intends to present a proposal for consideration at next year's Annual Meeting of Shareholders, and who desires to have the proposal considered for inclusion in the Company's proxy statement related to next year's Annual Meeting, must see that the proposal is received in the Company's offices in Goshen, Indiana no later than December 5, 1998. Submission of a proposal to the Company does not necessarily mean that it will be included in the Company's proxy statement.

                                 OTHER MATTERS

    The Board of Directors does not intend to present any item of business at the Annual Meeting other than as specifically set forth in the Notice of Meeting. However it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such additional matters that may properly come before the meeting. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997 WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD AS OF MARCH 27, 1998 UPON WRITTEN REQUEST TO MR. EDWARD JOSEPH HUSSEY, LIBERTY HOMES, INC., PO BOX 35, GOSHEN, INDIANA 46527.

                                          By Order of the Board of Directors

                                          Edward Joseph Hussey
                                          SECRETARY

                                     PROXY

                              LIBERTY HOMES, INC.
                        PO BOX 35, GOSHEN, INDIANA 46527

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby authorizes and appoints Edward J. Hussey and Ralph D. Ray, and each of them, with full power of substitution, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock of Liberty Homes, Inc. held of record by the undersigned on March 27, 1998, at the Annual Meeting of Shareholders to be held on April 23, 1998, or any adjournment thereof. PLEASE NOTE THAT ONLY HOLDERS OF CLASS B COMMON STOCK ARE ENTITLED TO VOTE ON THE MATTERS LISTED BELOW.

1.  Election of Directors
           / /  FOR all nominees listed below     / /  WITHHOLD AUTHORITY
           (EXCEPT AS MARKED TO THE CONTRARY      to vote for all nominees listed
           BELOW)                                 below

                                 INSTRUCTIONS:
 TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH
                     THE NOMINEE'S NAME IN THE LIST BELOW.

  Edward J. Hussey, Edward Joseph Hussey, David M. Huffine, Michael F. Hussey,
                                  Mitchell Day

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                     (over)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS.
                                              Dated ______________________, 1998
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                          Signature

                                              (Where stock is registered in
                                              joint tenancy, all tenants should
                                              sign. Persons signing as
                                              Executors, Administrators,
                                              Trustees, or the like, should so
                                              indicate.)

                                              PLEASE DATE, SIGN, AND RETURN THIS
                                              PROXY IN THE ENCLOSED ENVELOPE.